Exhibit 99.1

Gyre Therapeutics Presents Poster at the American Association for the Study of Liver Diseases (AASLD) Annual Liver Meeting

SAN DIEGO, Calif., Nov. 13, 2023 – Gyre Therapeutics (“Gyre”) (NASDAQ: GYRE), a clinical-stage biotechnology company developing anti-fibrotic therapeutics for a variety of chronic liver diseases, today announced the presentation of a poster at the American Association for the Study of Liver Diseases’ (AASLD) Annual Liver Meeting, November 10-14, 2023, in Boston, Massachusetts.

Gyre’s lead asset, Hydronidone, is currently being investigated for the treatment of Metabolic Dysfunction Associated Steatohepatitis (MASH)-associated liver fibrosis in the United States. Gyre’s poster presented the potential antifibrotic effects of Hydronidone and its expected mode of action in mouse hepatic fibrosis models.

“We are encouraged by these preclinical results that support Hydronidone’s candidacy as a potential treatment for liver fibrosis,” said Charles Wu, Ph.D., Chief Executive Officer of Gyre Therapeutics. “Our team and collaborators showed Hydronidone’s ability to ameliorate liver fibrosis by inhibiting the activation of hepatic stellate cells (HSCs) via Smad7-mediated Tumor Growth Transforming (TGF)-β degradation. Activation of the HSCs is recognized as a central event in the process of liver fibrogenesis with the TGF as one of the key mediators. The obtained mechanistic data support the potential of Hydronidone for the treatment of liver fibrosis associated with a spectrum of chronic liver diseases. We look forward to initiating the clinical program of Hydronidone in the United States in 2024.”

Key highlights from the poster presentation are below:

•	Hydronidone significantly improved liver damage in carbon tetrachloride (CCL4) and 3,5-diethoxycarbonyl-1,4-dihydropyridine (DDC) mouse hepatic fibrosis models and reduced the accumulation of collagen
•	Hydronidone inhibited the activation of hepatic stellate cells via Smad7-mediated TGF-β degradation and decreased the expression of fibrosis genes in hepatic stellate cells
•	In a ubiquitin-proteasome dependent pathway, Hydronidone promoted the Caveolin-1 mediated TGFβRI degradation via Smad7
•	Specific knockdown of Smad7 in vivo blocked the antifibrosis effect of Hydronidone

Full details for the poster presentations are below:

Title: Hydronidone ameliorates liver fibrosis by inhibiting activation of hepatic stellate cells via Smad7-mediated degradation of TGFβRI
Presenting Authors:  Xianjun Xu, Department of Gastroenterology, Shanghai General Hospital, Shanghai Jiao Tong University School of Medicine, Shanghai, China
Poster Number: 3417-A
Date and Time: Sunday, November 12, 2023 from 1:00 p.m. to 2:00 p.m. ET
Location:  Poster Hall A

A copy of the poster will be made available on the Gyre website at www.gyretx.com following the conclusion of the meeting.

About Gyre Therapeutics

Gyre Therapeutics (“Gyre”) is a biopharmaceutical company headquartered in San Diego, CA, with a primary focus on the development and commercialization of Hydronidone (F351) for the treatment of Metabolic Dysfunction Associated Steatohepatitis (MASH)-associated fibrosis, formerly known as Nonalcoholic Steatohepatitis (NASH) in the United States. Hydronidone’s development strategy in MASH is based on results obtained in mechanistic studies in MASH rodent model and results of a chronic Hepatitis-B induced liver fibrosis Phase 2 clinical study in China which met the primary endpoints of safety and efficacy and led recently to the designation of a breakthrough therapy by the New Medicines Product Administration of China (NMPA). Gyre is also advancing a diverse pipeline China through its indirect controlling interest in Beijing Continent Pharmaceuticals Ltd., Co., including pirfenidone, F573, F528, and F230.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the progress and future expectations and goals of Gyre’s research and development efforts, including the timing of the clinical program of Hydronidone, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks associated with the possible failure to realize certain anticipated benefits of the business combination with Catalyst Biosciences, Inc., including with respect to future financial and operating results; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; competition from competing products; the impact of general economic, health, industrial or political conditions in the United States or internationally; the sufficiency of Gyre’s capital resources and its ability to raise additional capital. Additional risks and factors are identified under “Risk Factors” in Gyre’s Annual Report on Form 10-K filed on March 30, 2023 and subsequent reports filed with the SEC, and identified under “Risk Factors” in the Proxy Statement.
Gyre expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

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